EXHIBIT 23.4


                                 August 7, 2000


Mr. Joseph Day, Jr.
Senior Vice President of Planning
  and Business Development
Celgene Corporation
7 Powder Horn Drive
Warren, NJ 07059

Dear Joe:

     This will confirm that Kleinfeld, Kaplan and Becker hereby consents to the use of its name in Celgene's current S-4 Registration Statement.

                                        Very truly yours


                                        KLEINFELD, KAPLAN AND BECKER

                                        By: /s/ Alan H. Kaplan
                                           ----------------
AHK:sdj

cc: Paula M. Corsaro, Esq.
     Proskauer Rose LLP